No. 0108

JADUAL KEDUA

(Perenggan 4)

LESEN DI BAWAH SEKSYEN 4 AKTA PELANTAR BENUA 1966
UNTUK MENJALANKAN OPERASI BAGI MENDAPATKAN PASIR

Nama Pemegang Lesen: JHW Holdings Sdn. Bhd.

Alamat (dalam hal syarikat, alamat berdaftar): 1602, Kampung Pengadang Baru, 20050 Kuala Terengganu, Terengganu.

Nombor Kad Pengenalan Pendaftaran Negara (jika berkenaan):

adalah dilesenkan untuk menjalankan operasi bagi mendapatkan pasir dari kawasan yang berikut di pelantar benua:

KETERANGAN MENGENAI KAWASAN

Tempat: Kawasan Luar Perairan Negeri Terengganu.

Luas Kawasan: 20.57 km. persegi.

(Pelan yang dilampirkan menunjukkan tempat dan luas kawasan.)

Lesen ini adalah tertakluk kepada syarat-syarat yang berikut:

1. Lesen ini hendaklah bermula pada 10 Januari 2019 dan tamat pada 9 Januari 2022 (iaitu satu tempoh yang tidak melebihi lima tahun dari tarikh lesen dikeluarkan atau dibaharui). Tiga (3) tahun sahaja.

2. Fi hendaklah dibayar dengan kadar RM1,000.00 bagi tiap-tiap 2.59 kilometer persegi atau sebahagiannya dari kawasan bagi pengeluaran atau pembaharuan lesen.

3. Royalti hendaklah dibayar dengan kadar RM0.70 bagi tiap-tiap meter padu pasir yang diperolehi dari kawasan itu.

(Apabila mengeluarkan lesen, Menteri boleh mengenakan apa-apa syarat lain yang difikirkannya sesuai, menurut seksyen 4 (5) Akta.)

Fi dibayar: RM 8,000.00

Dikeluarkan pada 10 Januari 2019.

(Nama Menteri)
Menteri Sumber Asli dan Alam Sekitar

NO. RESIT: 2019320201O1R300010

YB DR. XAVIER JAYAKUMAR
MENTERI AIR, TANAH DAN SUMBER ASLI

P.N.M.B.,K.L.

PESURUHJAYA TANAH PERSEKUTUAN
Aras 3, Podium 1, Wisma Sumber Asli
No. 25, Persiaran Perdana, Presint 4
62574 PUTRAJAYA
Telefon : 03-8871 2603 Faks : 03-8889 3855 Web : www.jkptg.gov.my

Rujukan tuan:
Rujukan kami: JKPTG(S)/BPHP/
8-2 SK 394 **(64)**
Tarikh: 15 Januari 2019

YM Syed Ahmad Anas Dato' Engku Kelana DiRaja
Syed Omar Al-Idrus
Pengerusi Eksekutif
Sykt. JHW Holdings Sdn. Bhd.
1602, Kampung Pengadang Baru
20050 Kuala Terengganu
Terengganu

LESEN NO.0108 UNTUK MENJALANKAN OPERASI BAGI MENDAPATKAN PASIR DASAR LAUT DI BAWAH SEKSYEN 4, AKTA PELANTAR BENUA 1966

Dengan hormatnya saya merujuk kepada perkara di atas.

2. Sukacita dimaklumkan bahawa YB. Menteri Air, Tanah dan Sumber Asli telah meluluskan permohonan Yang Mulia untuk mendapatkan lesen bagi menjalankan operasi mendapatkan pasir dasar laut pelantar benua.

3. Bersama-sama ini disertakan:

i. **Lesen No.0108** mulai **10 Januari 2019** hingga **9 Januari 2022** iaitu untuk tempoh **tiga (3) tahun** sahaja;

ii. **Syarat-syarat Lesen**; dan

iii. **Pelan kawasan** yang telah diluluskan

untuk simpanan Yang Mulia.

4. Sehubungan dengan itu, pihak Yang Mulia adalah dikehendaki mematuhi semua Syarat-syarat Lesen yang telah ditetapkan. Sebarang perlanggaran dan ketidakpatuhan kepada Syarat-syarat Lesen tersebut boleh menyebabkan pihak Yang Mulia dikenakan tindakan undang-undang dan pembatalan lesen oleh Menteri Air, Tanah dan Sumber Asli.

Sekian, terima kasih.

'BERKHIDMAT UNTUK NEGARA'

Saya yang menjalankan amanah,

(DATO' AHMAD ZAHARIN BIN MOHD SAAD)

../2-

s.k.

Ketua Setiausaha,
Kementerian Air, Tanah dan Sumber Asli

Setiausaha Sulit Kanan kepada,
Menteri Air, Tanah dan Sumber Asli

Setiausaha Bahagian
Bahagian Tanah, Ukur dan Pemetaan
Kementerian Air, Tanah dan Sumber Asli

Edaran Luar :

YB Setiausaha Kerajaan Negeri Terengganu
Tingkat 15, Wisma Darul Iman
20503 Kuala Terengganu
Terengganu — Faks: 09-625 1990

Ketua Pengarah Kastam Malaysia
Kompleks Kementerian Kewangan
Bahagian Perkastaman
No.3, Persiaran Perdana, Presint 2
62596 Putrajaya.

Ketua Pengarah Alam Sekitar
Aras 2, Podium 3, Wisma Sumber Asli
No. 25, Persiaran Perdana, Presint 4
62574 Putrajaya. — Faks: 03-8889 1045

Ketua Pengarah Laut
Jabatan Laut Malaysia
Jalan Foreshore
42007 Pelabuhan Kelang
Selangor Darul Ehsan. — Faks: 03-3168 5020

Ketua Pengarah
Ibu Pejabat Jabatan Mineral dan Geosains Malaysia
Aras 8, Menara PjH
No.2, Jalan Tun Abdul Razak
Presint 2
62100 Putrajaya. — Faks : 03-2161 1036

Ketua Pengarah Perikanan Malaysia
Aras 1-7, Blok 4G2, Presint 4, Wisma Tani
Pusat Pentadbiran Putrajaya
62628 Putrajaya. — Faks: 03-8889 1233

Ketua Pengarah
Jabatan Pengairan dan Saliran Malaysia
Jalan Sultan Salahuddin
50626 Kuala Lumpur. — Faks: 03-2697 3201

Ketua Pengarah
Pusat Hidrografi Nasional
Bandar Armada Putra, Pulau Indah
42009 Pelabuhan Kelang
Selangor. Faks: 03-3101 3111

Pengarah Tanah Dan Galian Terengganu
Tingkat 7 dan 11, Wisma Darul Iman
20576 Kuala Terengganu
Terengganu Faks: 09-622 9887

Pengarah
Cawangan Penguatkuasaan & Eksesais
Agensi Penguatkuasaan Maritim Malaysia
Tingkat 4-11, One 101 Square
101 Resort
62502 Putrajaya. Faks : 03 - 89414527

Pengarah Maritim Wilayah
Agensi Penguatkuasaan Maritim Malaysia
Wilayah Maritim Timur
Blok A & B, Wisma Belia
Bandar Indera Mahkota
25200 Kuantan
Pahang Faks: 09-573 3569

Penguasa Maritim
Agensi Penguatkuasaan Maritim Malaysia
Daerah Maritim Kuala Terengganu (DM9)
Jalan Hiliran, 20300 Kuala Terengganu
Terengganu Faks: 09-622 4163

Pengarah
Jabatan Mineral Dan Geosains Perak
Bahagian Perkhidmatan Teknikal
Jalan Sultan Azlan Shah
31400 Ipoh, Perak. Faks : 05 – 5406 100

Pengarah Kastam
Jabatan Kastam DiRaja Malaysia
Negeri Terengganu
Wisma Kastam Terengganu
Jalan Balik Bukit
20300 Kuala Terengganu
Terengganu Faks: 09-622 3828

Pengarah
Jabatan Alam Sekitar Negeri Terengganu
Wisma Alam Sekitar, Off Jalan Sultan Omar
20300 Kuala Terengganu
Terengganu Faks: 09-622 7887

Pengarah Laut
Jabatan Laut Wilayah Timur
Pejabat Pelabuhan Kuala Terengganu
Jalan Hiliran, 20300 Kuala Terengganu
Terengganu

Faks: 09-623 3676

desktop/nazz

SYARAT-SYARAT LESEN UNTUK MENJALANKAN OPERASI BAGI MENDAPATKAN PASIR DARI DASAR LAUT DI BAWAH SEKSYEN 4, AKTA PELANTAR BENUA 1966

No. Fail: JKPTG(S)/BPHP/8-2 SK 394

SYARAT-SYARAT AM

1. Lesen mendapatkan pasir dari dasar laut ini hanya berkuatkuasa untuk tempoh **tiga (3) tahun** dari **10 Januari 2019** hingga **9 Januari 2022**.

2. Pelesen telah membayar wang cagaran sebanyak RM100,000.00 (Ringgit Malaysia Seratus Ribu Sahaja). Jika sekiranya didapati perlu, nilai wang cagaran boleh dinaikkan pada bila-bila masa. Wang cagaran boleh dirampas kesemua atau sebahagian daripada wang cagaran tersebut sekiranya didapati pemegang lesen telah melanggar mana-mana syarat lesen.

3. Pelesen telah membayar wang cagaran sebanyak RM100,000.00 (Ringgit Malaysia Seratus Ribu sahaja) ke dalam 'Akaun Amanah' yang dipegang oleh Ketua Pengarah Perikanan Malaysia untuk tujuan pembayaran gantirugi/pampasan dengan kadar segera kepada nelayan dan bagi apa-apa tujuan yang ditentukan oleh Ketua Pengarah Perikanan. Wang cagaran boleh dirampas kesemua atau sebahagian daripada wang cagaran tersebut sekiranya didapati pemegang lesen telah melanggar mana-mana syarat lesen.

4. Pelesen telah mengemukakan *Owners Liability Insurance* yang sah dan tanggungannya meliputi tuntutan gantirugi pihak ketiga *(3rd Party Claims)* ke atas kerosakan rumah api, tanda arah suar dan boya navigasi kepada Jabatan Laut Malaysia.

5. Pelesen tersebut hanya dibenarkan mengambil pasir sebanyak **19,640,000** meter padu sahaja atau kurang daripada kawasan yang telah diluluskan.

6. Pelesen hendaklah membayar royalti dengan kadar **RM0.70 (Ringgit Malaysia Tujuh Puluh Sen Sahaja)** bagi setiap meter padu pasir yang dikeluarkan dalam masa sebulan atau sebahagian daripadanya.

   i) Pelesen perlu mengemukakan bayaran royalti dalam bentuk Bank Draf (atau apa-apa cara lain yang ditetapkan) kepada Pesuruhjaya Tanah Persekutuan (PTP) selewatnya-lewatnya dalam tempoh empat belas (14) hari selepas berakhirnya bulan tersebut beserta dengan **Borang K3** dan **Borang B (Laporan Pengeluaran Pasir Laut Di Bawah Seksyen 4, Akta Pelantar Benua 1966)**.

ii) Pelesen hanya dibenarkan untuk menjalankan operasi pengambilan pasir selaras dengan tempoh masa yang dinyatakan di dalam **Borang A** seperti perenggan 29 di bawah.

iii) Pihak Kerajaan tidak akan memulangkan kembali apa-apa bayaran royalti yang telah terlebih bayar oleh Pelesen.

iv) Sekiranya didapati Pelesen mengambil pasir melebihi had kuantiti yang dibenarkan dan melebihi tahap kedalaman 2 meter selepas menjalankan *Post Dredge Survey*, tindakan undang-undang akan dikenakan kepada Pelesen dan bayaran ganti rugi perlu dibuat kepada Kerajaan.

7. Pelesen hendaklah mematuhi apa jua arahan untuk mengubah kawasan pengambilan pasir, jika arahan dikeluarkan untuk berbuat demikian.

8. Kelulusan Lesen ini tidak boleh diserah hak kepada mana-mana pihak atau entiti lain dengan apa cara sekalipun.

9. Kerja-kerja pengambilan dan pemindahan pasir laut hendaklah di antara jam **7.00 pagi hingga 7.00 petang sahaja.** Kerja-kerja pengambilan dan pemindahan pasir pada **waktu malam adalah tidak dibenarkan**.

10. Jika sekiranya pada bila-bila masa didapati kandungan bijih atau lain-lain logam di dalam contoh dikemukakan itu berekonomi, maka Kerajaan akan membincangkan dengan Pelesen cara mana kawasan itu patut dikerjakan bagi mengeluarkan bijih dan lain-lain logam yang berkenaan itu disamping mengeluarkan pasir.

11. Pelesen juga boleh dikenakan apa-apa denda atau kompaun di bawah mana-mana undang-undang yang berkaitan sekiranya berlaku apa-apa jua perlanggaran syarat lesen.

12. Pada bila-bila masa semasa menjalankan operasi mengambil pasir, pihak Agensi Penguatkuasaan Maritim Malaysia atau mana-mana agensi penguatkuasaan yang lain boleh mengambil tindakan terhadap pelesen dan merekodkan sebarang perlanggaran syarat lesen atau undang-undang yang berkaitan oleh Pelesen.

13. Jika Lesen telah tamat tempoh atau ditamatkan, maka Pelesen dengan serta merta hendaklah memberhentikan operasi, mengeluarkan segala peralatan melombong dan vesel dari kawasan operasi mengambil pasir dengan kos sendiri. Pelesen juga hendaklah menyerahkan kembali Lesen tersebut dengan serta merta [dalam tempoh empat belas (14) hari setelah lesen tamat] kepada Pesuruhjaya Tanah Persekutuan (PTP).

14. Sekiranya terdapat sebarang harta karun, *wreck* atau barang-barang karam bersejarah atau apa jua penemuan yang dijumpai oleh mana-mana pihak yang terlibat, kesemua barang-barang tersebut adalah kepunyaan dan hak Kerajaan Persekutuan dan tidak boleh diambil atau dikeluarkan dari kawasan penemuan tersebut oleh pihak Pelesen. Maklumat mengenai penemuan tersebut hendaklah dimaklumkan dengan segera kepada Pesuruhjaya Tanah Persekutuan (PTP), Jabatan Laut Malaysia (JLM) dan Agensi Penguatkuasaan Maritim Malaysia (APMM).

15. Pengambilan pasir daripada kerja-kerja pengorekan tersebut hanyalah untuk kegunaan tempatan sahaja. Pasir dasar laut adalah **dilarang eksport secara mutlak ke luar negara**. Tindakan undang-undang boleh diambil sekiranya Pelesen didapati mengeksport pasir ke luar negara.

16. Syarat-syarat kelulusan ini hanya boleh dipinda/diubahsuai oleh Kerajaan di sepanjang tempoh lesen ini berkuatkuasa.

17. Pelesen dikehendaki mematuhi segala syarat-syarat yang dikenakan oleh Jabatan Alam Sekitar (JAS) mengenai kelulusan Laporan Penilaian Kesan Kepada Alam Sekeliling (EIA) sebagaimana surat **JAS Negeri Terengganu**, rujukan **AS(B)T: 29/013/103/1013 Jld.2 (6)** bertarikh **2 September 2018**.

18. Pelesen hendaklah menjadikan syarat-syarat kelulusan Laporan EIA yang dikeluarkan oleh JAS dan syor-syor Jururunding EIA dalam Laporan EIA tersebut sebagai sebahagian daripada syarat-syarat perjanjian dalam tender dan perjanjian kontrak kepada mana-mana kontraktor/sub-kontraktor yang terlibat dalam pelaksanaan projek ini.

19. Pelesen hendaklah memaklumkan secara bertulis kepada **JAS Negeri Terengganu** jika terdapat sebarang pertukaran hak milik atau pengurusan projek dalam tempoh 30 hari dari tarikh pertukaran hak milik atau pengurusan. Sebarang pertukaran hak milik atau pembahagian hak milik atau pengurusan hendaklah memasukkan kehendak mematuhi syarat-syarat kelulusan Laporan EIA kepada pemilik baru dalam transaksi jual-beli/pertukaran hak milik tersebut.

20. Kelulusan Laporan EIA tersebut hanya sah diterima pakai dalam tempoh dua (2) tahun dari tarikh surat kelulusan Laporan EIA atau surat kelulusan pelanjutan Laporan EIA dikeluarkan. Sekiranya projek ini tidak dilaksanakan dalam tempoh tersebut, kelulusan Laporan EIA dengan sendirinya terbatal.

21. Pelesen hendaklah membenarkan Pegawai dari Jabatan Ketua Pengarah Tanah dan Galian (JKPTG), Agensi Penguatkuasaan Maritim Malaysia (APMM), Tentera Laut DiRaja Malaysia (TLDM), Polis Gerakan Marin (PGM), Jabatan Kastam DiRaja Malaysia (JKDM), Jabatan Laut Malaysia (JLM), Jabatan Mineral dan Geosains (JMG), Jabatan Alam Sekitar (JAS) dan

Jabatan Perikanan (DOF) untuk menjalankan pemantauan dan penguatkuasaan. Pegawai-pegawai dari jabatan-jabatan tersebut boleh pada bila-bila masa menghampiri dan menaiki vesel yang digunakan.

i) Adalah menjadi tanggungjawab Pelesen atau pekerja, ejen atau pihak-pihak lain yang bertindak bagi pihak Pelesen mengemukakan segala dokumen yang berkaitan dengan kerja-kerja pengeluaran pasir ini atau lain-lain dokumen yang ada hubungkait dengannya.

22. Satu (1) salinan lesen yang diakui sah dengan cop berwarna biru atau merah oleh PTP atau wakilnya yang diberi kuasa beserta nombor telefon hendaklah dipamerkan atau disimpan dalam setiap *vesel* yang digunakan bagi tujuan pemeriksaan pada bila-bila masa.

23. Pelesen akan bertanggungjawab di atas segala kerugian yang berlaku akibat daripada pembatalan atau penggantungan lesen tersebut dan pihak Kerajaan tidak bertanggungjawab ke atas sebarang ganti rugi akibat daripada pembatalan atau penggantungan lesen tersebut.

24. Pelesen bertanggungjawab memastikan pekerja, ejen atau pihak-pihak lain yang bertindak bagi pihak Pelesen supaya mematuhi semua syarat-syarat lesen dan Pelesen bertanggungjawab sepenuhnya melindungi pihak Kerajaan dari sebarang tindakan undang-undang atau tindakan yang dibuat di dalam atau di luar mahkamah berhubung lesen yang telah dikeluarkan.

25. Kerajaan hanya akan berurusan dengan pihak Pelesen sahaja bagi setiap urusan berkaitan lesen ini.

26. Kerajaan boleh menggantung atau membatalkan lesen ini tanpa sebarang notis.

27. Kegagalan mematuhi mana-mana syarat yang dinyatakan ini akan mengakibatkan lesen yang telah dikeluarkan itu boleh dibatalkan, tindakan di bawah undang-undang yang berkaitan boleh diambil oleh mana-mana agensi yang berkenaan terhadap Pelesen, dan kesemua wang cagaran yang dinyatakan di perenggan 2 dan 3 boleh dirampas.

28. Kesemua wang cagaran seperti yang dinyatakan di perenggan 2 dan 3 di atas hendaklah dituntut oleh Pelesen daripada pihak/agensi yang berkaitan tetapi pihak/agensi tersebut berhak membuat sebarang penilaian bagi apa-apa kerugian dan kos yang perlu ditanggung akibat daripada aktiviti pengambilan pasir dasar laut oleh Pelesen. Nilai wang cagaran yang akan dipulangkan adalah baki setelah ditolak dengan kos dan kerugian yang terlibat.

SYARAT-SYARAT SEBELUM MENJALANKAN OPERASI MENGAMBIL PASIR DASAR LAUT BERDASARKAN KEPERLUAN AGENSI BERKAITAN

29. **Jabatan Ketua Pengarah Tanah dan Galian Persekutuan (JKPTG)**

i) Pelesen perlu mengemukakan **Borang A untuk kelulusan (Cadangan Menjalankan Aktiviti Mendapatkan Pasir Dasar Laut Di Bawah Akta Pelantar Benua 1966)** kepada JKPTG dalam tempoh empat belas (14) hari sebelum memulakan operasi bagi sesuatu tempoh masa pengambilan pasir seperti yang dinyatakan di dalam Borang A.

ii) Borang A yang baru hendaklah dikemukakan setiap kali hendak memulakan operasi pengambilan pasir yang seterusnya.

iii) Sesalinan dokumen/perjanjian di antara Pelesen dan pihak yang membeli pasir berkenaan hendaklah dikemukakan kepada JKPTG sebelum sebarang operasi bermula.

iv) Pelesen hendaklah memasang *'Dredging and Dumping Management System'* (DDMS) pada setiap *vesel* (kapal pengorek/penyedut/ pengangkut/pembawa pasir) dan bot tunda yang beroperasi dengan kos sendiri mengikut spesifikasi yang ditetapkan oleh JKPTG dan bertanggungjawab memastikan alat ini beroperasi 24 jam.

30. **Jabatan Laut Malaysia (JLM)**

i) Pelesen hendaklah mengemukakan koordinat kawasan operasi mengambil pasir, maklumat vesel mengangkut pasir yang terlibat dalam kerja-kerja mengorek pasir dan laluan pelayaran kepada Pusat Hidrografi Nasional, Jabatan Laut Malaysia dan Agensi Penguatkuasaan Maritim Malaysia sekurang-kurangnya empat belas (14) hari sebelum kerja-kerja mengambil pasir dimulakan. Maklumat ini diperlukan agar Notis Panduan Pelaut dan Pekeliling Pelabuhan dapat dikeluarkan sebelum kerja-kerja mengorek dimulakan.

ii) Maklumat seperti di atas hendaklah dikemukakan setiap kali hendak memulakan operasi pengambilan pasir yang seterusnya.

iii) Vesel-vesel yang digunakan sepanjang aktiviti pengambilan pasir perlu memenuhi kelayakan di bawah:

a) vesel didaftarkan di Malaysia;

b) memiliki sijil-sijil statutori yang sah oleh mana-mana badan klasifikasi vesel *(Classification Society)* yang diiktiraf bagi memastikan layak layar (keselamatan dan pencegahan pencemaran);

c) memiliki Sijil Perkapalan dalam negeri yang sah;
d) vesel perlu mempunyai AIS yang dihidupkan sepanjang masa;
e) vesel dilengkapi dengan DDMS;
f) dikehendaki melapor mandatori bagi pelayaran di Selat Melaka dan Singapura;
g) mematuhi keperluan COLREG;
h) perlu lulus pemeriksaan *Port State Control* (PSC) atau *Flag State Control* (FSC).

iv) Semua perkara dinyatakan di perenggan (iii) di atas hendaklah dikemukakan kepada Jabatan Laut Malaysia.

v) Sebarang bahan buangan korek *(spoil)* hendaklah dilupuskan di kawasan pelupusan yang telah dipersetujui oleh Jabatan Laut Malaysia tertakluk kepada kelulusan Laporan *Environmental Assessment* (EA) daripada Jabatan Alam Sekitar.

31. **Jabatan Kastam DiRaja Malaysia (JKDM)**

i) Pelesen hendaklah membuat permohonan dan mendapatkan kelulusan penggunaan jeti bagi mendaratkan pasir yang diambil daripada Pengarah Kastam Negeri yang mengawal.

ii) Pelesen, pekerja, ejen atau pihak-pihak lain yang bertindak bagi pihak Pelesen dikehendaki mengikrar Borang Kastam No. 3 (K3) beserta dokumen-dokumen sokongan berkaitan bagi tujuan pengangkutan pasir. Dokumen-dokumen terlibat seperti berikut:

a) Salinan dokumen/perjanjian di antara Pelesen dan pihak yang membeli pasir berkenaan;
b) Pengesahan daripada Kerajaan Negeri berkaitan kewujudan projek;
c) Borang Pesanan (*Purchase Order*);
d) Nota Penghantaran (*Delivery Order*);
e) Invois;
f) Surat Pengakuan pihak pembeli mengenai keperluan kegunaan pasir untuk sesuatu projek di stesen penerima;
g) Surat kelulusan tempat pendaratan di bawah Seksyen 30 dan Seksyen 33 Akta Kastam 1967 di stesen penghantar dan penerima; dan
h) Jaminan bank dengan nilai tiga kali ganda nilai pasir tersebut.

iii) Sebarang penggunaan jeti-jeti selain daripada tempat pendaratan yang sah di bawah Seksyen 30 dan 33 Akta Kastam 1967, hendaklah mendapat kelulusan daripada Pengarah Kastam Negeri yang mengawal.

32. **Jabatan Alam Sekitar (JAS)**

i) Pelan Pengurusan Alam Sekitar *(Environmental Management Plan,* EMP) yang menggariskan semua tindakan yang diambil bagi mematuhi syarat-syarat kelulusan Laporan EIA dan langkah-langkah kawalan yang dicadangkan di dalam Laporan EIA hendaklah disediakan dan diluluskan sebelum projek bermula. EMP ini hendaklah disediakan mengikut format yang dilampirkan di dalam syarat kelulusan Laporan EIA dan dikemukakan kepada **JAS Negeri Terengganu** untuk kelulusan dan hendaklah dikaji semula dan diubahsuai dari semasa ke semasa mengikut keperluan.

ii) *Environment Officer* (EO) yang kompeten dan perlu bertanggungjawab sepenuhnya ke atas perkara-perkara berkaitan pengurusan alam sekitar dan pelaksanaan semua langkah kawalan hendaklah dilantik. Nama, jawatan dan maklumat perhubungan yang lengkap pegawai berkenaan hendaklah dikemukakan kepada **JAS Negeri Terengganu** tidak lewat daripada empat belas (14) hari sebelum kerja-kerja pengorekan pasir dimulakan.

iii) Langkah-langkah kawalan bagi mengelakkan penyerakan kelodak dan sedimen terampai hendaklah dipasang terlebih dahulu di lokasi-lokasi yang ditentukan oleh **JAS Negeri Terengganu** sebelum kerja-kerja pengorekan pasir bermula. Pelesen hendaklah memastikan langkah-langkah kawalan tersebut berfungsi dengan baik dan berkesan.

33. **Jabatan Pengairan dan Saliran (JPS)**

i) Segala syarat-syarat, langkah-langkah mitigasi dan kerja-kerja pemantauan yang digariskan di dalam ulasan kajian hidraulik oleh Jabatan Pengairan dan Saliran Malaysia hendaklah dilaksanakan sepenuhnya oleh Pelesen.

SYARAT-SYARAT SEMASA MENJALANKAN OPERASI MENGAMBIL PASIR DASAR LAUT BERDASARKAN KEPERLUAN AGENSI BERKAITAN

34. **Jabatan Laut Malaysia (JLM)**

i) Semua vesel yang beroperasi hendaklah dilaporkan kepada Pusat Kawalan Trafik Maritim (VTS) yang terhampir setiap kali berlepas dan sampai di destinasi yang dituju.

ii) Sebarang bahan buangan korek *(spoil)* hendaklah dilupuskan di kawasan pelupusan yang telah dipersetujui oleh Jabatan Laut

Malaysia tertakluk kepada kelulusan Laporan *Environmental Assessment* (EA) daripada Jabatan Alam Sekitar.

35. **Pusat Hidrografi Nasional (PHN)**

i) Kerja mendapatkan pasir dasar laut di kawasan yang diluluskan **tidak boleh melebihi 2 meter dari kedalaman asal**. Kedalaman yang dimaksudkan adalah berdasarkan kepada data pengukuran hidrografi Pre Survey sebelum kerja mengorek pasir dimulakan.

36. **Jabatan Pengairan dan Saliran (JPS)**

i) Segala syarat-syarat, langkah-langkah mitigasi dan kerja-kerja pemantauan yang digariskan di dalam ulasan kajian hidraulik oleh Jabatan Pengairan dan Saliran Malaysia hendaklah dilaksanakan sepenuhnya oleh Pelesen.

37. **Jabatan Mineral dan Geosains (JMG)**

i) Pelesen hendaklah mengemukakan sampel pasir yang diambil pada sela grid tiap-tiap satu kilometer persegi bagi kawasan yang dikorek kepada JMG untuk dianalisis. Berat satu sampel bagi setiap kedalaman itu hendaklah tidak kurang dari 3 kg. Setiap sampel hendaklah mempunyai keterangan :

a) Nombor lesen
b) Nama Pelesen
c) Tarikh persampelan
d) Lokasi sampel (longitud dan latitud)
e) Kedalaman sampel
f) Kedalaman air

38. **Jabatan Alam Sekitar (JAS)**

i) Pengawasan kualiti air marin bagi *parameter Total Suspended Solid* (TSS) hendaklah dijalankan pada tiga (3) kedalaman air laut (permukaan, pertengahan dan dasar) di lokasi-lokasi dan kekerapan (frekuensi) yang ditentukan oleh **JAS Negeri Terengganu**.

ii) Sekiranya pengawasan kualiti air marin mengesan tahap TSS (dalam unit mg/l) melebihi tahap yang dibenarkan di dalam syarat kelulusan laporan EIA, maka kerja-kerja pengorekan pasir hendaklah dihentikan serta merta dan langkah-langkah pemulihan hendaklah dilaksanakan. Kerja-kerja pengorekan hanya dibenarkan beroperasi semula setelah langkah-langkah kawalan dibaikpulih dan pencemaran dapat dibendung sepenuhnya.

iii) Sebarang buangan terjadual sepertimana yang tersenarai di Jadual Pertama (Peraturan 2), Peraturan-Peraturan Kualiti Alam Sekeliling (Buangan Terjadual) 2005, P.U. (A) 158 di bawah Akta Kualiti Alam Sekeliling, 1974 hendaklah diurus dengan sempurna mengikut kaedah-kaedah yang ditetapkan di dalam Peraturan tersebut. Pembuangan buangan terjadual seperti buangan minyak atau bilges dari kapal korek, bot dan tempat penyelenggaraan bot dan sebagainya ke dalam laut adalah dilarang sama sekali. Kemudahan penyimpanan sementara buangan terjadual tersebut hendaklah disediakan oleh pelesen sebelum ia dikendalikan dan dilupuskan ke kemudahan pengolahan dan pelupusan buangan terjadual yang dilesenkan oleh JAS.

iv) Sebarang sisa pepejal, kumbahan dan kotoran dapur (*sullage*) yang dihasilkan daripada vesel adalah dilarang sama sekali dibuang ke dalam laut. Kemudahan penyimpanan sementara sisa pepejal, kumbahan dan *sullage* ini hendaklah disediakan oleh pelesen. Sisa pepejal ini hendaklah dilupuskan ke tapak pelupusan yang diluluskan oleh Pihak Berkuasa Tempatan. Kumbahan dan sullage hendaklah dikendalikan mengikut Peraturan-Peraturan Kualiti Alam Sekeliling (Kumbahan) 2009, P.U. (A) 432 di bawah Akta Kualiti Alam Sekeliling, 1974.

v) Audit alam sekeliling terhadap projek sepertimana yang dikehendaki di bawah Seksyen 33A, Akta Kualiti Alam Sekeliling, 1974 hendaklah dilaksanakan berpandukan *kepada Environmental Audit Guidance Manual,* terbitan JAS, oleh pihak ketiga iaitu Juru Audit yang berdaftar dengan JAS, di sepanjang tempoh operasi, mengikut kekerapan yang ditentukan di dalam syarat kelulusan laporan EIA. Segala kos audit alam sekeliling hendaklah ditanggung oleh pelesen.

39. **Jabatan Perikanan Malaysia (DOF)**

i) Pelesen hendaklah bertanggungjawab untuk membayar apa-apa jua tambahan pampasan atau sebarang gantirugi yang timbul kepada nelayan-nelayan sekiranya didapati ada alat-alat tangkapan/bot atau lain-lain kerugian akibat daripada aktiviti pengambilan pasir tersebut.

ii) Nelayan-nelayan hendaklah dibenarkan menjalankan kegiatan menangkap ikan di sekitar kawasan operasi yang diluluskan. Kawasan tersebut hendaklah ditanda dengan jelas semasa operasi bagi memastikan tidak berlaku pertembungan di antara kerja-kerja pengorekan pasir oleh Pelesen dengan aktiviti penangkapan ikan oleh nelayan di kawasan tersebut.

iii) Pelesen dikehendaki memastikan kerja-kerja pengorekan pasir tidak mengganggu tempat-tempat pembiakan atau sumber ikan seperti di kawasan unjam, tukun, bubu ataupun yang seumpamanya yang telah disediakan oleh nelayan.

SYARAT-SYARAT SEBELUM LESEN TAMAT BERDASARKAN KEPERLUAN AGENSI BERKAITAN

40. **Jabatan Pengairan dan Saliran (JPS)**

i) Segala syarat-syarat, langkah-langkah mitigasi dan kerja-kerja pemantauan yang digariskan di dalam ulasan kajian hidraulik oleh Jabatan Pengairan dan Saliran Malaysia hendaklah dilaksanakan sepenuhnya oleh Pelesen.

41. **Pusat Hidrografi Nasional (PHN)**

i) Pelesen perlu membuat Pengukuran Hidrografi sebagai Post Dredge Survey berdasarkan keluasan kawasan yang dipohon. Sistem Pemerum Gema Berbilang Alur (PGBA) atau *Multi Beam Echo Sounder* (MBES) dengan menggunakan frekuensi di antara 200 kHz hingga 400 kHz sepanjang pengukuran. Sistem PGBA hendaklah merekodkan data backscatter untuk klasifikasi jenis dasar laut di kawasan yang dipohon.

ii) Pengukuran hidrografi perlu memenuhi piawaian yang ditetapkan oleh *International Hydrographic Organization* (IHO) SP44 5th Edition 2008 atau yang terkini.

iii) Jurukur Hidrografi yang melaksanakan kerja di medan pengukuran perlu mempunyai kelayakan KAT A/KAT B manakala jurukur yang berkelayakan KAT A perlu meluluskan serta mengesahkan pengukuran yang dilaksanakan.

iv) Batimetri dan *Backscatter*.

A. Data Digital (*Softcopy*)

a) Data Mentah (*Raw Data) (*Batimetri, *Sound Velocity dan Tides*)
b) Fail keseluruhan projek pengukuran.
c) Ofset Peralatan Ukur (*Offset Hydrography Equipment* i.e *DGPS, Multibeam Transducer, Motion Sensor*).
d) Data Kalibrasi Pacth Test

e) Data Suntingan (*Processed Data) dan* produk akhir data (Batimetry and Backscatter] hendaklah dimajukan dalam bentuk gridded surface (format BAG, csar, ASCII Grid etc) dengan resolusi sekurang-kurangnya 1 meter.
f) Laporan Pengukuran (format pdf)

B. Data Salinan Keras (*Hardcopy*)

a) Laporan Pengukuran

b) Pengukuran *Post Dredge Survey* hendaklah dilaksanakan serta merta setelah tamat lesen dan laporan tersebut hendaklah dikemukakan kepada Pusat Hidrografi Nasional dalam tempoh dua (2) bulan selepas tarikh tamat tempoh Lesen.

c) Laporan pengukuran dan dokumen yang telah selesai perlu dikemukakan kepada kepada Pusat Hidrografi Nasional untuk penilaian serta sokongan dan disalinkan kepada Jabatan Ketua Pengarah Tanah dan Galian Persekutuan.

d) Pengesahan laporan akan dikemukakan oleh pihak Pusat Hidrografi Nasional kepada Jabatan Ketua Pengarah Tanah dan Galian Persekutuan dan disalinkan kepada Pelesen.

42. **Jabatan Alam Sekitar (JAS)**

i) Sekiranya projek ini gagal disiapkan atau penamatan projek, maka pemulihan dari segi keselamatan awam dan alam sekitar (impak air marin dan sebagainya) adalah menjadi tanggungjawab pelesen atau pihak yang bertanggungjawab.

ii) Pelesen hendaklah mengemukakan pemberitahuan secara bertulis kepada **JAS Negeri Terengganu** dengan serta merta sebaik sahaja pihak pengurusan pelesen menetapkan untuk menamatkan projek ini, yang mengandungi:-

a. Tarikh penutupan/penamatan projek; dan

b. Komitmen daripada pelesen atau pihak yang bertanggungjawab sepenuhnya ke atas pemulihan tapak projek dari segi keselamatan awam dan alam sekitar dan untuk mengemukakan dan melaksanakan Pelan Penutupan yang akan dikemukakan kepada **JAS Negeri Terengganu** sebelum projek tamat sepenuhnya.

iii) Pelan Penutupan yang terperinci termasuklah kerja-kerja penstabilan tapak projek, kerja-kerja pemulihan, pembukaan alat-alat serta jentera-jentera yang digunakan semasa kerja-kerja pengorekan pasir, kerja-kerja pembersihan tapak, pengawasan alam sekitar atau apa-apa jua langkah pemulihan yang bersesuaian yang dicadangkan hendaklah disediakan dan dikemukakan untuk kelulusan kepada **JAS Negeri Terengganu** sebelum projek tamat sepenuhnya.

INILAH SYARAT-SYARAT LESEN SEPERTI YANG DISEBUT DI DALAM SURAT JKPTG(S)/BPHP/8-2 SK 394 INI BAGI LESEN PASIR NO. 0108.

Tarikh : 10 . 1 . 2019

(YB DR. XAVIER JAYAKUMAR)
Menteri Air, Tanah dan Sumber Asli

Permohonan Melombong Pasir Dasar Laut Di Bawah Seksyen 4, Akta Pelantar Benua 1966 Oleh Syarikat JHW Holdings Sdn. Bhd.
JKPTG (S)/BPHP/8-2 SK 394 (29)



Petunjuk
Luas Kawasan ABCD
2,057 Hektar/20.57 Km Persegi
batu nautika
MALAYSIA
(Terengganu)
3 Batu Nautika
3 Batu Nautika
104° 00' T
104° 00' T
4° 20' U
A
B
C
D
KEMASIK
KERTIH
KEMAMAN
Pelan Bertanda Ini Adalah Berkaitan Dengan
Kelulusan Yang Diberi Di Dalam Lesen No.0108
YB DR. XAVIER JAYAKUMAR
Menteri Air, Tanah Dan Sumber Asli

Senarai Koordinat Kawasan Permohonan Melombong Pasir Dasar Laut oleh Syarikat JHW Holdings Sdn. Bhd.

Titik	Latitud (U)	Longitud (T)
A	4° 18' 39.529"	103° 41' 01.171"
B	4° 21' 23.355"	103° 41' 00.469"
C	4° 21' 23.923"	103° 43' 13.487"
D	4° 18' 40.094"	103° 43' 13.181"

KERATAN DARIPADA CARTA MAL 645
Rujukan kami : JUPEM.BP.EP(S) 10.13.6 Jld. 20 (48)

Skala 1 : 400,000